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                                                                     EXHIBIT 8.2



                   [LETTERHEAD OF JONES, DAY, REAVIS & POGUE
                                 APPEARS HERE]



                               November 24, 1997



Rykoff-Sexton, Inc.
613 Baltimore Drive
East Mountain Corporate Center
Wilkes-Barre, PA  18702-7944

Dear Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of JP Foodservice, Inc., a Delaware corporation ("JP Foodservice"), relating to the merger (the "Merger") of Rykoff-Sexton, Inc., a Delaware corporation ("Rykoff-Sexton"), with and into Hudson Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of JP Foodservice, pursuant to the Agreement and Plan of Merger dated as of June 30, 1997, as amended to the date hereof, by and between such three corporations (the "Merger Agreement"). We have acted as counsel to Rykoff-Sexton in connection with the Merger.

          We have participated in the preparation of the discussion set forth under the heading "The Merger -- Certain Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus that is part of the Registration Statement. Such discussion represents our opinion as to the material federal income tax consequences of the Merger under currently applicable law.

          For purposes of the opinion set forth above, we have relied, with the consent of Rykoff-Sexton and JP Foodservice, upon the accuracy and completeness of the statements and representations contained in the certificates of the officers of Rykoff-Sexton and JP Foodservice (copies of which are attached hereto and which are incorporated herein by reference), and have assumed that the statements and representations in such certificates will continue to be complete and accurate as of the Effective Time. We have also assumed that the transactions contemplated by the Merger Agreement will be consummated in accordance therewith and as
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Rykoff-Sexton, Inc.
November 24, 1997
Page 2

described in the Registration Statement and that the Merger will qualify as a statutory merger under the applicable laws of the State of Delaware.

          We hereby consent to the use of this opinion as Exhibit 8.2 to the Registration Statement and to the reference to our firm under the heading "The Merger -- Certain Federal Income Tax Consequences" and elsewhere in the Joint Proxy Statement/Prospectus that is part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                    Very truly yours,



                                    /s/ Jones, Day, Reavis & Pogue